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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

      This release contains certain forward-looking statements, which are subject to a number of risks and uncertainties. Some factors that could cause actual results to differ materially include: business conditions and growth in the contract manufacturing industry and the general economy; variability of operating results; dependence on a limited number of customers;
     limited availability of components; dependence on certain industries;
          variability of customer requirements; and other risk factors described in the company's most recently filed SEC documents such as the Form 10-K, filed 12/7/98.

                    JABIL CIRCUIT SIGNS LETTER OF INTENT TO
                           ACQUIRE GET MANUFACTURING

St. Petersburg, FL - August 5, 1999-- Jabil Circuit, Inc. (NYSE: JBL) today announced it has signed a non-binding letter of intent to acquire GET Manufacturing Inc, a privately held, China-based electronics manufacturing services provider. Headquartered in Hong Kong, GET has principle manufacturing operations in China, with additional sites in Mexico and California.

The purchase price of $250 million will be paid in Jabil common stock and is expected to be accounted for under U.S. GAAP as a pooling-of-interests. The transaction is expected to close by August 31, 1999 and is not expected to be materially accretive to earnings in the first year.

"The acquisition of GET provides Jabil an immediate and very solid foundation in China, satisfying an important strategic objective of our Company. Additionally, GET has 30 years of profitable operations in China, a solid customer base without overlap to Jabil's, a complete product assembly competence including a substantial injection molding infrastructure, and a management team focused on quality execution," said Tim Main, President, Jabil Circuit, Inc.

China is forecasted to be the largest national market for important target industry sectors, including telecommunications, over the next four years. "We believe that possessing an outstanding capability in China will be key to fully exploiting these opportunities in the years to come. Acquiring GET gives us the outstanding capability we need, immediately, in a low risk way," said Main. "We look forward to swift completion of the acquisition and to welcoming GET employees to the Jabil family."

Founded in Hong Kong, GET Manufacturing pioneered electronics manufacturing in Hong Kong and southern China. The company currently has one million square feet of manufacturing operations located in Shenzhen, Dan Shui and Panyu, China; Hong Kong; with smaller operations in Tijuana, Mexico and Mountain View, California. All six manufacturing operations are ISO 9002-certified. The company employs approximately 5000 employees.

"We believe the combination of GET and Jabil will provide a substantially enhanced solution for our current and future customers. The complementary aspects of global expansion, customer base and the future growth of the overall industry make this a powerfully synergistic combination. We are enthused that the combined operations will create a dynamic, global manufacturing force," said Roger Nordby, President and CEO, GET Manufacturing, Inc.

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                                  ( M O R E )
Jabil Signs Letter of Intent to Acquire GET Manufacturing
Add One
August 5, 1999

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. WHILE THE COMPANIES HAVE EXECUTED A LETTER OF INTENT, THERE IS NO ASSURANCE THAT THE PARTIES WILL CLOSE THE TRANSACTION OR THAT THE TRANSACTION WILL OTHERWISE BE A SUCCESS. IN THE EVENT THAT THE COMPANIES FAIL TO SATISFY CONDITIONS FOR CLOSING, THE TRANSACTION COULD TERMINATE. NO ASSURANCE CAN BE GIVEN THAT THE TRANSACTION WILL CLOSE.

ABOUT JABIL CIRCUIT
Jabil Circuit, Inc. is an electronic manufacturer of circuit board assemblies and systems for communications, personal computers, peripherals, automotive and consumer products. Jabil offers circuit design, board design from schematic, prototype assembly, volume board assembly and system assembly services from automated manufacturing facilities in Florida, Michigan, California, Scotland, Malaysia and Mexico. Information about Jabil can be found on the World Wide Web at http://www.jabil.com.

ABOUT GET MANUFACTURING
GET Manufacturing, Inc. is a global leader in the electronic manufacturing services (EMS) industry, offering comprehensive, vertically-integrated solutions from design and sub-assembly to the end product and distribution and support services. GET serves customers in the telecommunications, internetworking, office equipment, medical instruments, computer peripherals and industrial controls industries from manufacturing locations in California, Mexico, Hong Kong and China. http://www.getm.com.







CONTACT: Beth Walters, (727) 577-9749 or Beth_Walters @ jabil.com

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